UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18, 2004

Honda Auto Receivables 2002-3 Owner Trust

(Exact name of registrant specified in its charter)

Delaware	333-71022	04-6982523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

American Honda Receivables Corp. 20800 Madrona Avenue Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 972-2511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 18, 2004, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of July 1, 2002 (the “Agreement”), between American Honda Receivables Corp., as Seller, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 2002-3 Owner Trust, a Delaware business trust, as Issuer, Chase Manhattan Bank USA, National Association, as Owner Trustee (the “Owner Trustee”), U.S.Bank National Association, as Indenture Trustee (the “Indenture Trustee”) were distributed to holders (“Noteholders”) of notes representing undivided fractional interests in Honda Auto Receivables 2002-3 Owner Trust. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer’s Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 9.01 (c). Exhibit 20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 2002-3 Owner Trust
	By:	American Honda Finance Corporation, as Servicer

	By:	/s/ John I. Weisickle
John I. Weisickle
Date: November 18, 2004		Vice President, Assistant Secretary